Exhibit 99.1

Ditech Networks Provides Preliminary Results for the First Quarter of Fiscal Year 2009

Mountain View, California, Tuesday, Aug. 6, 2008 - Ditech Networks (Nasdaq: DITC), a leading provider of voice quality solutions to the world’s communications industry, today announced that based on preliminary estimates, which are subject to change, revenue for the first quarter of fiscal year 2009, ended July 31, 2008, will be approximately $4.5 million. This is lower than the Ditech’s previous projection for the quarter, which was $6-$9 million. Ditech will announce its projections for the second quarter when it announces its definitive financial results for the first quarter of fiscal 2009, but early indicators show potential for growth from the first quarter.

“Our first quarter was impacted by difficult market conditions and by the timing of some of our international business,” said Todd Simpson, President and CEO. “Based on the investments we have made in marketing, product functions, and product cost reductions, we are looking towards improved results. That said, we are actively managing our operating expenses to be aligned with our current opportunities and our strategic developments.”

Ditech has initiated steps to reduce quarterly operating expenses by approximately 20 percent. “Given our current conditions, we believe these steps are appropriate. We will continue to invest in diversifying our revenue, in parallel with closely managing our expenses,” Simpson said.

Conference Call — Final Results on August 21, 2008

Ditech will host a quarter-end conference call on August 21, 2008, at 4:30 PM Eastern time (1:30 PM Pacific time) to discuss its definitive first quarter financial results. Any member of the public can listen to the conference call by dialing the following number: +1 (612) 332-0637. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ website, http://www.ditechnetworks.com. A replay of the conference call will be available via Ditech Networks’ website or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 956943. The replay will be available two hours after the call is complete and remain so until at least Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks is shaping the future of voice quality through continuous innovation and leadership for the world’s communications companies. Ditech’s voice quality solutions are deployed in wireless and wireline networks to optimize the call experience. By

Ditech Networks News Announcement

delivering consistent, dependable voice quality, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, China Unicom, Global Crossing and West Corporation. Ditech Networks is headquartered in Mountain View, California. For more information, visit www.ditechnetworks.com.

Forward Looking Statement

This press release contains forward-looking statements regarding Ditech Networks’ preliminary first quarter revenues, potential for growth in revenues from the first quarter, its expectations that its financial results may improve in the second quarter, its expected reduction of operating expenses, and its plans to invest in diversifying revenue and managing expenses. Actual results could differ materially as a result of unanticipated factors and events, including:  the first quarter revenue results are preliminary, and unexpected adjustments in finalizing the financial results may require an adjustment to the preliminary results; projections of future financial results are based on assumptions and expectations which, although reasonable at the time made, may not result in the expected outcome; Ditech may not be able to reduce operating expenses to the extent it intends due to unforeseen difficulties or expenses incurred; the risk that Ditech Networks’ voice quality measurement and optimization technologies may exhibit unforeseen technical problems that will preclude its use in certain networks, as well as those detailed in “Item 1A — Risk Factors” of Ditech Networks’ Annual Report on Form 10-K for the fiscal year ended April 30, 2008 (filed July 10, 2008, with the Securities and Exchange Commission).

Press Contact:	Investor Contact:
Rob Adler	Bill Tamblyn
415 984 1970	650-623-1309

Ditech Networks is a trademark or registered trademark of Ditech Networks, Inc.

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